Exhibit (8)(i) on Form N-1A
                                           Exhibit (10) under Item 6/Reg. S-K


                               AMENDMENT NO. 2
                                     to
                                  Exhibit A

                             Custodian Contract
                                   between
                         VISION GROUP OF FUNDS, INC.
                                     and
                     STATE STREET BANK AND TRUST COMPANY
                             dated July 5, 1990




                  PORTFOLIOS OF VISION GROUP OF FUNDS, INC.

     VISION GROUP OF FUNDS, INC. (the "Fund") consists of the following portfolios (the "Portfolios") effective as of the dates set forth below:

     Name                          Date

     Vision Money Market Fund      June 1, 1988

     Vision New York Tax-Free Money     June 1, 1988
     Market Fund

     Vision Treasury Money Market Fund  June 1, 1988

     Vision U.S. Government Securities Fund  August 16, 1993




     Vision New York Tax-Free Fund August 16, 1993

     Vision Growth and Income Fund November 2, 1993

     Vision Capital Appreciation Fund